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                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                   ECOLAB INC.

                           (Originally incorporated as
                          Economics Laboratory, Inc. on
                               February 18, 1924)

                                    ARTICLE I

The name of the Corporation is ECOLAB INC.

                                   ARTICLE II

The purposes of the Corporation are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware, and without limiting the foregoing, to hold shares of the capital stock of other corporations and to engage in services of all kinds, and produce, manufacture, develop, construct, transport, buy, hold, sell and generally deal in products, materials and property, both tangible and intangible.

                                   ARTICLE III

The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is one hundred fifteen million (115,000,000) consisting of one hundred million (100,000,000) shares of Common Stock of the par value of One Dollar ($1.00) per share and fifteen million (15,000,000) shares of Preferred Stock without par value. The number of authorized shares of any class of capital stock may be increased or decreased by the affirmative vote of the holders of a majority of capital stock of the Corporation entitled to vote.

The Board of Directors of the Corporation is granted full and complete authority to fix by resolution or resolutions the designation, and the powers, preferences and rights of the Preferred Stock and any series thereof, and the qualifications, limitations or restrictions on such powers, preferences and rights.

                 SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

     A series of Preferred Stock of the Corporation is hereby created and the designation, amount thereof and the working powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

          Section 1. DESIGNATION AND AMOUNT. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" and the number of shares constituting such series shall be 500,000.

          Section 2.  DIVIDENDS AND DISTRIBUTIONS.

          (A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock, if any, issued from time to time ranking prior and superior to the shares of Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the fifteenth day of February, May, August and November in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $26 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all noncash dividends or other distributions other than a dividend payable in shares of Common Stock



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     or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, par value $1.00 per share, of the Corporation (the "Common Stock") since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred
     Stock.   In the event the Corporation shall at any time after February 14,
     1986 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (B) The Corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $26 per share as such amount may be adjusted pursuant to the last sentence of the preceding paragraph on the Series A Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

          (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

          Section 3. VOTING RIGHTS. The holders of shares of Series A Junior Participating Preferred Stock shall have the following voting rights:

          (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.


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          (B)  Except as otherwise provided herein or by law, the holders of shares of Series A Junior Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

          (C) (i) If at any time dividends on any Series A Junior Participating Preferred Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Junior Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Series A Junior Participating Preferred Stock) with dividends in arrears in an amount equal to six (6) quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two (2) Directors.

               (ii) During any default period, such voting right of the holders of Series A Junior Participating Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of Directors shall be exercised unless the holders of ten percent (10%) in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) Directors or, if such right is exercised at an annual meeting, to elect two (2) Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided pursuant to the rights of any equity securities ranking senior to or PARI PASSU with the Series A Junior Participating Preferred Stock.

               (iii) Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of series, may request the calling of a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the President, a Vice-President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this paragraph (C)(iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this paragraph (C)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

               (iv) In any default period, the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of Directors until the

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
          holders of Preferred Stock shall have exercised their right to elect two (2) Directors voting as a class, after the exercise of which right
          (x) the Directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in paragraph (C)(ii) of this Section 3) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become vacant. References in this paragraph (C) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

               (v) Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of Directors shall be such number as may be provided for in the certificate of incorporation or by-laws irrespective of any increase made pursuant to the provisions of paragraph (C)(ii) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the certificate of incorporation or by-
          laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.

          (D) Except as set forth herein, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

          Section 4.  CERTAIN RESTRICTIONS.

          (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in
     Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not

               (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock;

               (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

               (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Stock;

               (iv) purchase or otherwise acquire for consideration any shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and

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
          preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

          (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph
     (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

          Section 5. REACQUIRED SHARES. Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

          Section 6.  LIQUIDATION, DISSOLUTION OR WINDING UP.

          (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 100 (as appropriately adjusted as set forth in subparagraph (C) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Junior Participating Preferred Stock and Common Stock, respectively, holders of Series A Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

          (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series A Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

          (C) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          Section 7. CONSOLIDATION, MERGER, ETC. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A

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     Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provisions for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          Section 8. NO REDEMPTION. The shares of Series A Junior Participating Preferred Stock shall not be redeemable.

          Section 9. RANKING. The Series A Junior Participating Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock which may be issued from time to time as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

          Section 10. AMENDMENT. The Restated Certificate of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a class.

          Section 11. FRACTIONAL SHARES. Series A Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.

No stockholder shall have any preemptive right to subscribe to an additional issue of capital stock or to any security convertible into such capital stock.

                                   ARTICLE IV

The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors. Except to the extent prohibited by law, the Board of Directors shall have the right (which, to the extent exercised, shall be exclusive) to establish the rights, powers, duties, rules and procedures (a) that from time to time shall govern the Board of Directors and each of its members including without limitation the vote required for any action by the Board of Directors, and (b) that from time to time shall affect the directors' power to manage and direct the business and affairs of the Corporation; and
Article V notwithstanding, no By-Law shall be adopted by the stockholders of the Corporation which shall impair or impede the implementation of the foregoing.

The Board of Directors shall consist of a number of directors, which number shall be determined from time to time exclusively by the Board of Directors pursuant to a resolution adopted by affirmative vote of a majority of the entire Board of Directors. The directors shall be divided into three classes as nearly equal in number as possible, designated Class I, Class II and Class III. At the 1983 annual meeting of stockholders, Class I directors shall be elected for a term expiring at the 1984 annual meeting of stockholders, Class II directors shall be elected for a term expiring at the 1985 annual meeting of stockholders, and Class III directors shall be elected for a term expiring at the 1986 annual meeting of stockholders. At each annual meeting of stockholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election.


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Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the applicable designation of the powers, preferences and rights made pursuant to Article III, and such directors so elected shall not be divided into classes pursuant to this Article IV unless expressly provided by such terms.

Subject to the rights of the holders of any class or series of the then outstanding capital stock of the Corporation entitled to vote generally in the election of directors, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires. No decrease in the number of authorized directors constituting the entire Board of Directors shall shorten the term of any incumbent director. Subject to the rights of the holders of any class or series of the capital stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause.

No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty by such director as a director; provided, however, that this Article IV shall not eliminate or limit the liability of a director to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article IV shall apply to, or have any effect on, the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

                                    ARTICLE V

The Board of Directors may from time to time, by vote of a majority of its members, alter, amend or rescind all or any of the By-Laws of the Corporation, as permitted by law, subject to the power of the stockholders to change or repeal such By-Laws.

                                   ARTICLE VI

     A. (1) In addition to any affirmative vote required by law or the Certificate of Incorporation or By-Laws of the Corporation, and except as otherwise expressly provided in paragraph B of this Article VI

               (a) any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (i) any Interested Stockholder (as hereinafter defined) or (ii) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder; or

               (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder involving any assets or securities of the Corporation, any Subsidiary or any Interested Stockholder or any Affiliate of any Interested Stockholder, having an aggregate Fair Market Value (as hereinafter defined) of $10,000,000 or more; or

               (c) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder or any Affiliate of any Interested Stockholder; or


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


               (d) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly beneficially owned by any Interested Stockholder or any Affiliate of any Interested Stockholder; or

               (e) any agreement, contract or other arrangement providing for any one or more of the actions specified in clauses (a) to (d) of this subparagraph (1), shall require the affirmative vote of at least eighty percent (80%) of the voting power of all of the then outstanding shares of the Voting Stock (as hereinafter defined) voting together as a single class (it being understood that, for purposes of this Article VI, each share of the Preference Stock (as hereinafter defined) which is Voting Stock shall have the number of votes granted to it pursuant to the applicable Preferred Stock Designation (as hereinafter defined) or Article III of this Certificate of Incorporation). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

          (2) The term "Business Combination" as used in this Article VI shall mean any transaction which is referred to in any one or more of clauses (a) through (e) of subparagraph (1) of paragraph A.

     B. The provisions of paragraph A of this Article VI shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote, if any, as is required by law and any other provision of the Certificate of Incorporation or the By-Laws of the Corporation, if all of the conditions specified in either of the following subparagraphs (1) or (2) are met:

          (1) The Business Combination shall have been approved (whether such approval is made prior to or subsequent to the acquisition of beneficial ownership of the Voting Stock which caused the Interested Stockholder to become an Interested Stockholder) by a majority of the Continuing Directors (as hereinafter defined).

          (2)  All of the following conditions shall have been met:

               (a) The consideration to be received by holders of a particular class of outstanding Voting Stock shall be in cash or in the same form as previously paid by or on behalf of the Interested Stockholder in connection with its direct or indirect acquisition of beneficial ownership of shares of such class of Voting Stock. If the consideration so paid for shares of any class of Voting Stock varied as to form, the form of consideration for such class of Voting Stock shall be either cash or the form used to acquire beneficial ownership of the largest number of shares of such class of Voting Stock previously acquired by the Interested Stockholder.

               (b) The aggregate amount of (x) cash and (y) the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the higher amount determined under subclauses (i) and (ii) below:

                    (i) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers'
               fees) paid by or on behalf of the Interested Stockholder for any share of Common Stock in connection with the acquisition by the Interested Stockholder of beneficial ownership of such share (x) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the "Announcement Date") or (y) in the transaction in which the Interested Stockholder became an Interested Stockholder, whichever is higher; and

                    (ii) the Fair Market Value per share of Common Stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (such latter date is referred to in this Article VI as the "Determination Date"), whichever is higher.

               (c) The aggregate amount of (x) cash and (y) the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any class of outstanding Preference Stock, shall be at least equal to the highest amount determined under subclauses (i),
          (ii) and (iii) below:

                    (i) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers'
               fees) paid by or on behalf of the Interested Stockholder for any share of such class of Preference Stock in connection with the acquisition by the Interested Stockholder of beneficial ownership of such share (x) within the two-year period immediately prior to the Announcement Date or (y) in the transaction in which the Interested Stockholder became an Interested Stockholder, whichever is higher;

                    (ii) the Fair Market Value per share of such class of Preference Stock on the Announcement Date or on the Determination Date, whichever is higher; and

                    (iii) the highest preferential amount per share to which the holders of shares of such class of Preference Stock would be entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, regardless of whether the Business Combination to be consummated constitutes such an event.

               The provisions of this subparagraph (2)(c) shall be required to be met with respect to every class of outstanding Preference Stock, whether or not the Interested Stockholder has previously acquired beneficial ownership of any shares of a particular class of Preference Stock.

               (d) After such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business
          Combination: (i) there shall have been no failure to declare and pay at the regular date therefor any full dividends (whether or not cumulative) on the outstanding Preference Stock, except as approved by a majority of the Continuing Directors; (ii) there shall have been (x) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Continuing Directors, and (y) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of Common Stock unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors; and (iii) such Interested Stockholder shall not have become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder and except in a transaction which, after giving effect thereto, would not result in any increase in the Interested Stockholder's percentage beneficial ownership of any class of Voting Stock.

               (e) After becoming an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

               (f) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (the "Act") (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to all stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or any subsequent provisions).

               (g) Such Interested Stockholder shall not have made any major change in the Corporation's business or equity capital structure without the approval of a majority of the Continuing Directors.

     C.  For the purposes of this Article VI:

          (1) The term "person" shall mean any individual, firm, corporation or other entity.

          (2) The term "Interested Stockholder" shall mean any person (other than the Corporation or any Subsidiary) who or which:

               (a) is the beneficial owner, directly or indirectly, of more than ten percent (10%) of the voting power of the outstanding Voting Stock; or

               (b) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of ten percent (10%) or more of the voting power of the then outstanding Voting Stock; or

               (c) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by an Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

          (3)  A person shall be a "beneficial owner" of any Voting Stock:

               (a) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or

               (b) which such person or any of its Affiliates or Associates has, directly or indirectly, (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding; or

               (c) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

          (4) For the purposes of determining whether a person is an Interested Stockholder pursuant to subparagraph (2) of this paragraph C, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of subparagraph (3) of this paragraph C but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

          (5) The terms "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on January 1, 1983.

          (6) The term "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; PROVIDED, HOWEVER, that for the purposes of the definition of Interested Stockholder set forth in subparagraph (2) of this paragraph C, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

          (7) The term "Continuing Director" means any member of the Board of Directors of the Corporation (the "Board"), who is unaffiliated with the Interested Stockholder and was a member of the Board prior to the time that the Interested Stockholder became an Interested Stockholder, and any successor of a Continuing Director, while such successor is a member of the Board, who is unaffiliated with the Interested Stockholder and is recommended or elected to succeed a Continuing Director by a majority of Continuing Directors.

          (8) The term "Fair Market Value" means (a) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States Securities Exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, on the National Association of Securities Dealers, Inc. ("NASD") National Market if such stock is not listed on a registered Securities Exchange but is quoted on the NASD National Market, or, if such stock is not so listed or quoted, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the NASD Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Continuing Directors in good faith; and (b) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined in good faith by a majority of the Continuing Directors.

          (9) The term "Preference Stock" shall mean the Preferred Stock and any other class of preference stock which may from time to time be authorized in or by the Certificate of Incorporation of the Corporation and which by the terms of its issuance is specifically designated "Preference Stock" for purposes of this Article VI.

          (10) The term "Preferred Stock Designation" shall mean any designation of the powers, preferences and rights made pursuant to Article III and filed with the Secretary of State of the State of Delaware.

          (11) The term "Voting Stock" shall mean all of the shares of capital stock of the Corporation outstanding from time to time and entitled to vote generally in the election of directors.

          (12) In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in subparagraphs (2)(b) and (c) of paragraph B of Article VI shall include the shares of Common Stock and/or the shares of any other class of Voting Stock retained by the holders of such shares.

     D. Nothing contained in this Article VI shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

     E. The fact that any Business Combination complies with the provisions of paragraph B of this Article VI shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Combination or recommend its adoption or approval to the stockholders of the Corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such Business Combination.

     F. Notwithstanding any other provisions of the Certificate of Incorporation of the Corporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of Voting Stock required by law, the Certificate of Incorporation of the Corporation or any Preferred Stock Designation, the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all of the then outstanding shares of Voting Stock, voting together as a single class, shall be required to amend or repeal this
Article VI, or adopt any provisions inconsistent with this Article VI; provided that, this paragraph F shall not apply to, and such eighty percent (80%) vote shall not be required for, any amendment, repeal or adoption unanimously recommended by the Board of Directors of the Corporation if all of such directors are persons who would be eligible to serve as Continuing Directors.

                                   ARTICLE VII

The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

PURSUANT TO THE PROVISIONS OF SECTION 245 OF THE DELAWARE GENERAL CORPORATION LAW the Board of Directors of Ecolab Inc. duly adopted the foregoing Restated Certificate of Incorporation which only restates and integrates, and does not further amend, the Certificate of Incorporation as heretofore amended and supplemented, and there is no discrepancy between the Certificate of Incorporation as heretofore amended and supplemented and the provisions of the foregoing Restated Certificate of Incorporation.

IN WITNESS WHEREOF, Ecolab Inc. has caused this Restated Certificate of Incorporation to be duly executed in its corporate name this 18th day of December, 1992.


Attest:                                      ECOLAB INC.



By /s/Kenneth A. Iverson                     By /s/Pierson M. Grieve
   --------------------------------             ------------------------------
   Kenneth A. Iverson                           Pierson M. Grieve
   Secretary                                    Chairman of the Board
                                                and Chief Executive Officer


RLRC:CERT.INC
Filed 01/04/93

              AMENDED CERTIFICATE OF DESIGNATION, PREFERENCES AND
             RIGHTS, INCLUDING INCREASE IN NUMBER OF SHARES, OF THE

                 SERIES A JUNIOR PARTICIPATING PREFERRED STOCK
                                       OF
               ECOLAB INC. (FORMERLY:  ECONOMICS LABORATORY, INC.)

                     --------------------------------------
                         PURSUANT TO SECTION 151 OF THE
                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE
                     ---------------------------------------

          ECOLAB INC. (formerly: ECONOMICS LABORATORY, INC.), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), in accordance with the provisions of Section 103 thereof, and Section 151(g) thereof, DOES HEREBY CERTIFY:

          That pursuant to the authority conferred upon the Board of Directors by the Restated Certificate of Incorporation of the Corporation, on February 14, 1986, the Board of Directors adopted a resolution creating a series of 400,000 shares of Preferred Stock designated as Series A Junior Participating Preferred Stock;

          That on February 26, 1986, a Certificate of Designation, Preferences and Rights relating to the Series A Junior Participating Preferred Stock was filed pursuant to Section 151 of the General Corporation Law of the State of Delaware;

          That pursuant to authority conferred upon the Board of Directors by the Restated Certificate of Incorporation of the Corporation, on September 12, 1986, the Board of Directors adopted a resolution authorizing and directing an increase of the number of shares of Series A Junior Participating Preferred Stock from 400,000 to 500,000;

          That on November 14, 1986, a Certificate of Increase in the Number of Shares of the Series A Junior Participating Preferred Stock was filed pursuant to Section 151 of the General Corporation Law of the State of Delaware;

          That none of the 500,000 shares of Series A Junior Participating Preferred Stock have been issued as of the date hereof; and

          That pursuant to the authority conferred upon the Board of Directors by the Restated Certificate of Incorporation of the Corporation, on February 24, 1996, the Board of Directors adopted the following resolution authorizing and directing an increase in the number of shares of Series A Junior Participating Preferred Stock from 500,000 to 1,000,000 and an amendment and restatement of the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof:

          RESOLVED, That pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Restated Certificate of Incorporation, the Board of Directors hereby authorizes and directs that (a) the number of shares of Series A Junior Participating Preferred Stock of this Corporation be hereby increased in amount from 500,000 shares to 1,000,000 shares, (b) all previous adjustments to any of the terms and provisions of the shares of such series shall be reset so that such terms and provisions shall be without regard to any such previous adjustments and (c) the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof be hereby amended and restated as follows:

          Section 1. DESIGNATION AND AMOUNT. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" and the number of shares constituting such series shall be 1,000,000.

          Section. 2.  DIVIDENDS AND DISTRIBUTIONS.

          (A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock, if any, issued from time to time ranking prior and superior to the shares of Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the fifteenth day of February, May, August and November in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, par value $1.00 per share, of the Corporation (the "Common Stock") since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. In the event the Corporation shall at any time after February 24, 1996 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under clause
     (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (B) The Corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Divided Payment Date, a dividend of $1.00 per share as such amount may be adjusted pursuant to the last sentence of the preceding paragraph on the Series A Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

          (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

          Section 3. VOTING RIGHTS. The holders of shares of Series A Junior Participating Preferred Stock shall have the following voting rights:

          (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (B) Except as otherwise provided herein or by law, the holders of shares of Series A Junior Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

          (C) (i) If at any time dividends on any Series A Junior Participating Preferred

          Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Junior Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Series A Junior Participating Preferred Stock) with dividends in arrears in an amount equal to six (6) quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two (2) Directors.

               (ii) During any default period, such voting right of the holders of Series A Junior Participating Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of Directors shall be exercised unless the holders of ten percent (10%) in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) Directors or, if such right is exercised at an annual meeting, to elect two (2) Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or PARI PASSU with the Series A Junior Participating Preferred Stock.

               (iii) Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the President, a Vice-President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this paragraph (C) (iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this paragraph
          (C)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

               (iv) In any default period, the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock shall have exercised their right to elect two (2) Directors voting as a class, after the exercise of which right (x) the Directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in paragraph (C)(ii) of this Section 3) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become vacant. References in this paragraph (C) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

               (v) Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of Directors shall be such number as may be provided for in the Certificate of Incorporation or by-laws irrespective of any increase made pursuant to the provisions of paragraph (C)(ii) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the Certificate of Incorporation or by-
          laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.

          (D) Except as set forth herein, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

          Section 4.  CERTAIN RESTRICTIONS.

          (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not

               (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock;

               (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

               (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Stock or;

               (iv) purchase or otherwise acquire for consideration any shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

          (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph
     (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

          Section 5. REACQUIRED SHARES. Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

          Section 6.  LIQUIDATION, DISSOLUTION OR WINDING UP.

          (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 100 (as appropriately adjusted as set forth in subparagraph (C) below to reflect such events as stock splits, stock dividends and recapitalization with respect to the Common Stock) (such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Junior Participating Preferred Stock and Common Stock, respectively, holders of Series A Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

          (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series A Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

          (C) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          Section 7. CONSOLIDATION, MERGER, ETC. In case the corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          Section 8.  NO REDEMPTION.   The shares of Series A Junior
     Participating Preferred Stock shall not be redeemable.

          Section 9. RANKING. The Series A Junior Participating Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock which may be issued from time to time as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

          Section 10. AMENDMENT. The Restated Certificate of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a class.

          Section 11. FRACTIONAL SHARES. Series A Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.

          That this Amended Certificate will be effective as of the close of business on March 11, 1996.

          IN WITNESS WHEREOF, said ECOLAB INC. has caused this Amended Certificate to be signed by Kenneth A. Iverson, its Vice President and Secretary, this 11th day of March, 1996.

                              ECOLAB INC.



                              By /s/ Kenneth A. Iverson
                                 ----------------------------------------
                                 Kenneth A. Iverson
                                 Vice President and Secretary

                       CERTIFICATE OF OWNERSHIP AND MERGER

                                     MERGING

                         WESTERN WATER MANAGEMENT, INC.

                                      INTO

                                   ECOLAB INC.

                    (PURSUANT TO SECTION 253 OF THE GENERAL
                          CORPORATION LAW OF DELAWARE)



     ECOLAB INC., a Delaware corporation (the "Corporation"), does hereby certify:

     FIRST: That the Corporation is incorporated pursuant to the General Corporation Law of the State of Delaware.

     SECOND: That the Corporation owns all of the outstanding shares of the common stock of Western Water Management, Inc., a Missouri corporation, which is the only class of capital stock of said corporation.

     THIRD: That the Corporation by the following resolutions of its Board of Directors, duly adopted on the 10th day of May, 1996, determined to merge into itself Western Water Management, Inc. on the conditions set forth in such resolutions:

     RESOLVED, That the Corporation merge into itself Western Water Management, Inc., a Missouri corporation ("Western"), and assume all of the obligations of Western pursuant to Section 253 of the General Corporation Law of the State of Delaware; and further

     RESOLVED, That upon such merger, all of the estate, property, rights, privileges and franchises of Western shall vest in and be held and enjoyed by the Corporation as fully and entirely and without change or diminution as the same were before held and enjoyed by Western and shall be managed and controlled by the Corporation, subject to all liabilities and obligations of Western and the rights of all creditors of Western; and further

     RESOLVED, That the proper officers, or any of them, of the Corporation are hereby directed to execute on behalf of the Corporation an Agreement of Merger with Western, which Agreement of Merger shall provide that the Restated Certificate of Incorporation and By-Laws of the Corporation shall be the Restated Certificate of Incorporation and By-Laws of the surviving corporation and shall contain such other terms and provisions as are necessary and appropriate to effectuate the merger contemplated therein pursuant to the laws of the state of incorporation of Western; and further

     RESOLVED, That the proper officers of the Corporation are hereby directed to prepare and execute, under the corporate seal of the Corporation, a Certificate of Ownership and Merger relating to such merger setting forth a copy of these resolutions, which Certificate shall also set forth the date of adoption of said resolutions, and to cause the same to be filed with the Secretary of State of the State of Delaware, and a certified copy to be filed in the offices of the Recorder of New Castle County, Delaware, and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be necessary or proper to effect the merger of Western with and into the Corporation; and further

     RESOLVED, That the proper officers of the Corporation are authorized on behalf of, or in the name of, the Corporation, and after the effective date of the merger, on behalf of Western, to take any and all actions whatsoever in any national, state or local jurisdiction which they shall determine necessary or advisable to effect the merger of Western into the Corporation, including but not limited to, actions to effect the transfer or evidence the transfer of assets, rights and obligations of Western, including quotas, shares or other evidences of ownership by Western in subsidiary corporations or companies of the Corporation, or to obtain any necessary governmental, regulatory, investment or tax approvals and to post any bonds, file any reports, or arrange for acceptance of service of process or otherwise comply with local requirements; and further

     RESOLVED, That reference to the "proper officers" in these resolutions shall include Chairman of the Board, President, any Vice President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer, and each singly, of the Corporation and shall include full power of substitution to appoint attorneys-in-fact or agents.

     That this Certificate of Ownership and Merger will be effective as of the close of business on August 31, 1996.

     IN WITNESS HEREOF, said Ecolab Inc. has caused this Certificate of Ownership and Merger to be signed by Kenneth A. Iverson, its Vice President and Secretary, this 26th day of August, 1996.


                              Ecolab Inc.



                              By /s/ Kenneth A. Iverson
                                 --------------------------------------
                                 Kenneth A. Iverson
                                 Vice President and Secretary



                                       -3-